EXHIBIT 5.1

September 23, 2004

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road
Roseland, NJ 07068

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

      We have acted as special U.S. counsel to Curtiss-Wright Corporation, a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (Reg. No. 333-113985) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company not to exceed $300,000,000 in aggregate initial purchase price to the public as shall be designated by the Company:

(i) senior debt securities of the Company, in one or more series (the “Senior Debt Securities”), which are to be issued under an indenture (including any supplemental indentures thereto, the “Senior Indenture”), to be dated on or about the date of the first issuance of the Senior Debt Securities, between the Company and a trustee to be selected by the Company (the “Senior Debt Trustee”), the form of which is filed as Exhibit 4.3 to the Registration Statement;

(ii) subordinated debt securities of the Company, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which are to be issued under an indenture (including any supplemental indentures thereto, the “Subordinated Indenture” and, together with the Senior Indenture, collectively referred to herein as the “Indentures” and individually as an “Indenture”), to be dated on or about the date of the first issuance of the Subordinated Debt Securities, between the Company and a trustee to be selected by the Company (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, collectively referred to herein as the “Trustees” and individually as a “Trustee”), the form of which is filed as Exhibit 4.4 to the Registration Statement;

(iii) shares of common stock of the Company, par value $1.00 per share (the “Common Stock”) and associated rights (“Class A Rights”) to purchase shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, which are attached to all outstanding shares of Common Stock;

(iv) shares of Class B common stock of the Company, par value $1.00 per share (the “Class B Common Stock”) and associated rights (“Class B Rights”), to purchase shares of Series B Junior Participating Preferred Stock, par value $1.00 per share, which are attached to all outstanding shares of Class B Common Stock (the Class A Rights and Class B Rights are hereinafter referred to as the “Rights”);

(v) shares of preferred stock of the Company, par value $1.00 per share, in one or more series (the “Preferred Stock”);

(vi) warrants to purchase Debt Securities, Common Stock, Class B Common Stock and/or Preferred Stock (“Warrants”), which may be issued under a warrant agreement (“Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company, in a form to be filed by amendment to the Registration Statement or as an exhibit to a report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(vii) stock purchase contracts (“Stock Purchase Contracts”) by and between the Company and holders, obligating holders to purchase from the Company and obligating the Company to sell to holders at a future date a specified number of shares of Common Stock, Class B Common Stock or Preferred Stock, or a number of shares of Common Stock, Class B Common Stock or Preferred Stock to be determined by reference to a specific formula set forth in the Stock Purchase Contract, to be dated on or about the date of the first issuance of the applicable Stock Purchase Contract, between the Company and the holders, in a form to be filed by amendment to the Registration Statement or as an exhibit to a report filed pursuant to Sections 13 or 15(d) of the Exchange Act; and

(viii) units (“Units”) consisting of Debt Securities, Common Stock, Class B Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts, or any combination of the foregoing.

      The Debt Securities, the Common Stock, the Class B Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Units and the Rights are referred to collectively as the “Securities” and individually as a “Security”.

      In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

      In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information contained in the records, documents, instruments and certificates we have reviewed, including the information contained in the Registration Statement, as amended by Amendment No. 2, and (d) the due authorization, execution and delivery of each document named below by each party other than the Company and the legal capacity of each individual executing such documents.

      On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we advise you that, in our opinion:

(a) With respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Common Stock have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action to authorize the issuance of the Common Stock and related matters; (v) the issuance and sale of the Common Stock do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended or Restated By-laws of the Company, each as amended or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock have been duly executed, countersigned by the transfer agent therefore, registered and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as approved by the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware (“DGCL”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”); provided, that, such consideration is not less than the par value thereof, then the shares of Common Stock (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, will be duly authorized, validly issued, fully paid and non-assessable.

(b) With respect to the shares of Class B Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Class B Common Stock have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Class B Common Stock is to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Class B Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action to authorize the issuance of the Class B Common Stock and related matters; (v) the issuance and sale of the Class B Common Stock do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, each as amended, or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Class B Common Stock have been duly executed, countersigned by the transfer agent therefore, registered and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as approved by the Board (provided, that such consideration is not less than the par value thereof), then the shares of Class B Common Stock (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, will be duly authorized, validly issued, fully paid and non-assessable.

(c) With respect to the shares of Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Preferred Stock have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action to authorize the issuance and the terms of the Preferred Stock and related matters, including the adoption by the Board of a resolution or resolutions as required by the DGCL and the filing of a certificate of designation setting forth a copy of such resolution or resolutions with the Secretary of State of the State of Delaware; (v) the terms, issuance and sale of the Preferred Stock do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, each as amended, or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Preferred Stock have been duly executed, countersigned by the transfer agent therefore, registered and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as approved by the Board (provided, that such consideration is not less than the par value thereof), then the shares of

Preferred Stock (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, will be duly authorized, validly issued, fully paid and non-assessable.

(d) With respect to the Debt Securities to be issued under the Indentures, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Debt Securities have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) the applicable Indenture and each supplemental indenture, if any, has been duly authorized, executed and delivered by the Company, the Trustee and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (iv) if any Debt Securities are to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to such Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Company has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities and related matters; (vi) the terms, issuance and sale of such Debt Securities do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, each as amended, or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) a Trustee eligible under the TIA to act in such capacity under the applicable Indenture and each applicable supplemental indenture thereto has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the TIA and the rules and regulations promulgated thereunder by amendment or as an exhibit to a report filed pursuant to Sections 13 or 15 (d) of the Exchange Act; and (viii) the applicable Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and each applicable supplemental indenture thereto and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as approved by the Board, then such Debt Securities (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) upon exercise of any Warrants in accordance with their terms as approved by the Board, will constitute legally valid and binding obligations of the Company.

(e) With respect to the Warrants, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Warrants have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Warrants are to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action: to authorize, execute and deliver the Warrant Agreement and to issue the Warrants in accordance therewith; to duly appoint a warrant agent, if any, thereunder who duly executes and delivers Warrant Agreement, and related matters; (v) the terms, issuance and sale of the Warrants do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, each as amended, or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefore pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefore as approved by the Board, then the Warrants (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) upon conversion of any of any convertible Preferred Stock or convertible Debt Security in accordance with their terms as approved by the Board, will constitute legally valid and binding obligations of the Company.

(f) With respect to the Stock Purchase Contracts, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Stock Purchase Contracts have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action to authorize, execute, deliver and to issue the Stock Purchase Contracts, and related matters; (v) the terms, issuance and sale of the Stock Purchase Contracts do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, each as amended, or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Stock Purchase Contracts have been duly executed and delivered by the Company and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as approved by the Board, then the Stock Purchase Contracts (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) upon conversion of any of any convertible Preferred Stock or convertible Debt Security in accordance with their terms as approved by the Board, will constitute legally valid and binding obligations of the Company.

(g) With respect to the Units, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Units have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Units are to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action to authorize and to issue the Units, and related matters; (v) the terms, issuance and sale of the Units do not violate any applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, each as amended, or result in default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Securities comprising the Units, and if the Units are to be issued in certificated form, the Units, have been duly executed and delivered by the Company and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as approved by the Board, then the Units (A) when issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute legally valid and binding obligations of the Company.

(h) With respect to the Rights, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Prospectus and any and all appropriate Prospectus Supplements with respect to the Common Stock have been prepared, delivered and filed in compliance with the Securities Act and all other applicable laws and all applicable rules and regulations promulgated thereunder; (iii) if the Common Stock and/or Class B Stock is to be sold pursuant to a firm commitment underwritten or best efforts offering, an underwriting agreement or agency agreement, as the case may be, with respect to the Common and/or Class B Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company has taken all necessary corporate action to issue of the Rights and related matters, in accordance with the certificate of designation establishing the Rights as filed with the Secretary of State of the State of Delaware; then the Rights, when attached to shares of Common and/or Class B Stock (A) duly and validly issued and sold as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplements and in accordance with any applicable underwriting agreement, agency agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or (B) duly and validly issued upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, will be valid and binding obligations of the Company.

      The opinions expressed above are subject in all respects to the following further assumptions, exceptions and qualifications:

a. We have assumed that: (i) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

b. In rendering the opinions in paragraph (d), we have assumed that the Trustee under the applicable Indenture is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under such Indenture and the TIA and that the Trustee has or will have duly executed and delivered such Indenture.

c. The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

d. With respect to the enforceability of any indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon any violation of applicable securities laws, you should note that it is the position of the Securities and Exchange Commission that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. (See, Item 510, Regulation S-K under the Securities Act and also Globus v. Law Research Services, Inc. et. al., 418 F. 2d 1276 (2d Cir. 1969), cert. denied, 397 U.S. 913 (1970).)

e. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdiction other than the present laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to any statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws and judicial decisions as in effect on the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

SATTERLEE STEPHENS BURKE & BURKE, LLP
New York, New York
September 23, 2004